Exhibit 99.1

McDermott reports Second Quarter 2008 Results;
Net Income of $177.5 million, $0.77 per fully diluted share

Power Generation Systems segment leads McDermott to record quarterly income level

HOUSTON--(BUSINESS WIRE)--McDermott International, Inc. (NYSE:MDR) (“McDermott” or the “Company”) today reported net income of $177.5 million, or $0.77 per diluted share, for the 2008 second quarter, compared to net income of $149.4 million, or $0.66 per diluted share, for the corresponding period in 2007. Weighted average common shares outstanding on a fully diluted basis were approximately 230.4 million and 227.9 million in the quarters ended June 30, 2008 and June 30, 2007, respectively. For 2007, the Company’s common shares outstanding and earnings per share are adjusted to reflect the 2-for-1 stock split effected in September 2007.

McDermott’s revenues in the second quarter of 2008 were $1,792.6 million, an increase of 26.4 percent compared to $1,418.1 million in the corresponding period in 2007. The year-over-year improvement in Company revenues was primarily the result of a 50 percent increase from the Offshore Oil & Gas Construction segment.

Operating income was $231.1 million in the 2008 second quarter, an increase of 27.1 percent compared to $181.8 million in the 2007 second quarter. Each of McDermott’s business segments reported increased operating income compared to the second quarter a year-ago, led by a $30.6 million increase in the Power Generation Systems’ segment income. The year-over-year increase in the segment income is substantial, as the second quarter of 2007 included a previously disclosed $50 million one-time benefit resulting from contract terminations and a variety of settlements.

“In the 2008 second quarter, McDermott delivered record revenues, operating income and net income for a quarter, which demonstrated the strength of our diversified, energy-focused E&C business model,” said Bruce W. Wilkinson, Chairman of the Board and Chief Executive Officer of McDermott. “The strong project execution in our Power Generation Systems segment, as well as its robust parts and service offerings, coupled with growth in the Government Operations segment led to the Company’s overall strong performance.”

At June 30, 2008, McDermott’s consolidated backlog was $9.8 billion, compared to $8.9 billion and $10.2 billion at June 30, 2007 and March 31, 2008, respectively.

RESULTS OF OPERATIONS

2008 Second Quarter Compared to 2007 Second Quarter

Offshore Oil & Gas Construction Segment

Revenues in the Offshore Oil & Gas Construction segment were $872.3 million in the 2008 second quarter, compared to $580.0 million for the same period a year ago. The year-over-year increase in revenues resulted from increased activities in the Middle East and Asia Pacific regions, partially offset by reduced fabrication in the Caspian region.

Segment income for the 2008 second quarter was $98.0 million, compared to $91.1 million in the 2007 first quarter. Major areas contributing to second quarter 2008 segment income include activities in the Middle East, Caspian and Asia Pacific regions, including worldwide marine projects.

At June 30, 2008, segment backlog was $5.3 billion, compared to backlog of $4.6 billion and $5.3 billion at June 30, 2007 and March 31, 2008, respectively.

Power Generation Systems Segment

Revenues in the Power Generation Systems segment for the second quarter of 2008 were $698.1 million, compared to $673.6 million in the second quarter of 2007. The increase in revenues resulted primarily from a higher level of retrofit activity of existing facilities, replacement parts and service, and replacement nuclear steam generators.

Segment income for the 2008 second quarter was $106.0 million, compared to $75.4 million in the 2007 second quarter. Major activities contributing to second quarter 2008 segment income include the supply and construction of new boilers and environmental equipment, retrofit projects of existing facilities, replacement nuclear steam generators, and related parts and services. In the 2007 second quarter, approximately $50 million of segment income related to benefits from contract terminations and a variety of settlements.

At June 30, 2008, segment backlog was $3.0 billion, compared to backlog of $2.8 billion and $3.2 billion at June 30, 2007 and March 31, 2008, respectively.

Government Operations Segment

Revenues in the Government Operations segment were $225.8 million in the 2008 second quarter, compared to $167.7 million for the same period a year ago. The improvement was primarily due to higher volumes and procurement activity in the manufacture of nuclear components for certain U.S. Government programs, and higher volumes for a commercial uranium enrichment project which was awarded in June 2007.

Segment income for the 2008 second quarter was $42.5 million, compared to $29.7 million in the 2007 second quarter. Major items contributing to second quarter 2008 segment income include the manufacture of nuclear components for certain U.S. Government programs, the manufacture of nuclear components for a commercial uranium enrichment project, and the management and operations of various U.S. Government sites.

At June 30, 2008, segment backlog was $1.5 billion, compared to backlog of $1.5 billion and $1.7 billion at June 30, 2007 and March 31, 2008, respectively.

Corporate

Unallocated corporate expenses were $15.4 million in the 2008 second quarter, compared to $14.3 million in the 2007 second quarter. The year-over-year increase was primarily related to higher stock-based compensation expense and costs associated with information technology upgrades.

Other Income and Expense; Provision for Income Taxes

The Company’s other income for the second quarter of 2008 was $10.0 million, compared to $9.5 million in the second quarter of 2007. McDermott’s provision for income taxes in the 2008 second quarter was $63.6 million or 26.4 percent of pre-tax income, compared to $41.9 million or 21.9 percent of pre-tax income in the 2007 second quarter. The year-over-year increase in the provision for income taxes was due to a $49.9 million improvement in consolidated pretax income and a greater proportion of Company pretax income being generated within higher tax jurisdictions.

OTHER INFORMATION

About the Company

McDermott is an engineering and construction company, with specialty manufacturing and service capabilities, focused on energy infrastructure. McDermott’s customers are predominantly utilities and other power generators, major and national oil companies, and the United States Government. With its global operations, McDermott operates in over 20 countries with more than 25,000 employees.

Forward Looking Statements

In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, McDermott cautions that statements in this press release, which are forward-looking and provide other than historical information, involve risks and uncertainties that may impact the Company’s actual results of operations. These forward-looking statements include statements about backlog, to the extent backlog may be viewed as an indicator of future revenues. Although we believe that the expectations reflected in those forward-looking statements are reasonable, we can give no assurance that those expectations will prove to have been correct. Those statements are made by using various underlying assumptions and are subject to numerous uncertainties and risks, including adverse changes in the markets in which we operate, our inability to successfully execute on contracts in backlog or changes in the scope or timing of contracts in backlog. If one or more of these risks materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those expected. For a more complete discussion of these and other risk factors, please see McDermott’s annual and quarterly filings with the Securities and Exchange Commission, including its report on Form 10-K for the year ended December 31, 2007.

Conference Call to Discuss Second Quarter 2008 Earnings Release

Date:	Tuesday, August 12, 2008, at 10:00 a.m. EDT (9:00 a.m. CDT)
Live Webcast:	Investor Relations section of Web site at www.mcdermott.com
Replay:	Available for two weeks in the investor relations section of www.mcdermott.com

McDERMOTT INTERNATIONAL, INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
	(Unaudited)
	(In thousands, except shares and per share amounts)

Revenues	$1,792,646	$1,418,146	$3,243,072	$2,781,576

Costs and Expenses:
Cost of operations	1,432,736	1,128,552	2,621,432	2,210,618
Gains on asset disposals – net	(17)	(115)	(11,460)	(1,750)
Selling, general and administrative expenses	138,055	115,225	264,786	212,987
Total Costs and Expenses	1,570,774	1,243,662	2,874,758	2,421,855

Equity in Income of Investees	9,252	7,308	19,922	14,549

Operating Income	231,124	181,792	388,236	374,270

Other Income (Expense):
Interest income	9,145	15,821	22,540	28,139
Interest expense	(959)	(5,366)	(3,899)	(14,955)
Other income (expense) – net	1,831	(975)	(2,166)	(4,845)
Total Other Income	10,017	9,480	16,475	8,339

Income before Provision for Income Taxes	241,141	191,272	404,711	382,609

Provision for Income Taxes	63,602	41,898	103,982	75,174

Net Income	$177,539	$149,374	$300,729	$307,435

Earnings per Share:
Basic	$0.78	$0.67	$1.33	$1.38
Diluted	$0.77	$0.66	$1.31	$1.35

Shares used in the computation of earnings per share:
Basic	226,862,500	222,763,966	226,247,335	222,176,796
Diluted	230,408,760	227,903,468	230,260,810	228,170,940

McDERMOTT INTERNATIONAL, INC. SELECTED SEGMENT INFORMATION

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
	(Unaudited)
	(In thousands)
REVENUES
Offshore Oil and Gas Construction	$872,268	$579,977	$1,518,217	$1,130,246
Government Operations	225,764	167,726	416,358	329,125
Power Generation Systems	698,071	673,591	1,314,369	1,329,005
Adjustments and Eliminations	(3,457)	(3,148)	(5,872)	(6,800)
TOTAL	$1,792,646	$1,418,146	$3,243,072	$2,781,576

SEGMENT INCOME
Offshore Oil and Gas Construction	$98,009	$91,056	$150,934	$212,259
Government Operations	42,503	29,673	80,453	64,428
Power Generation Systems	105,985	75,364	182,243	118,828
Unallocated Corporate	(15,373)	(14,301)	(25,394)	(21,245)
OPERATING INCOME	$231,124	$181,792	$388,236	$374,270

EQUITY IN INCOME (LOSS) OF INVESTEES (1)
Offshore Oil and Gas Construction	$(996)	$(1,043)	$(1,750)	$(1,856)
Government Operations	10,798	6,519	19,547	12,992
Power Generation Systems	(550)	1,832	2,125	3,413
TOTAL	$9,252	$7,308	$19,922	$14,549

DEPRECIATION & AMORTIZATION (1)
Offshore Oil and Gas Construction	$21,041	$7,755	$41,004	$15,059
Government Operations	5,660	4,674	11,226	8,374
Power Generation Systems	5,398	5,280	10,895	10,493
Corporate	307	255	592	576
TOTAL	$32,406	$17,964	$63,717	$34,502

CAPITAL EXPENDITURES
Offshore Oil and Gas Construction	$47,309	$55,744	$94,546	$90,168
Government Operations	4,419	2,313	5,930	4,873
Power Generation Systems	5,513	9,616	12,717	20,802
Corporate	3,866	145	7,200	176
TOTAL	$61,107	$67,818	$120,393	$116,019

BACKLOG
Offshore Oil and Gas Construction	$5,272,195	$4,611,449	$5,272,195	$4,611,449
Government Operations	1,501,854	1,491,523	1,501,854	1,491,523
Power Generation Systems	2,998,212	2,780,337	2,998,212	2,780,337
TOTAL	$9,772,261	$8,883,309	$9,772,261	$8,883,309

(1) Included in Segment Income Above

McDERMOTT INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

	June 30,	December 31,
	2008	2007
	(Unaudited)
	(In thousands)

ASSETS
Current Assets:
Cash and cash equivalents	$678,641	$1,001,394
Restricted cash and cash equivalents	70,025	64,786
Investments	299,786	300,092
Accounts receivable – trade, net	786,518	770,024
Accounts and notes receivable – unconsolidated affiliates	2,929	2,303
Accounts receivable – other	142,052	116,744
Contracts in progress	309,796	194,292
Inventories	116,622	95,208
Deferred income taxes	121,370	160,783
Other current assets	66,728	51,874

Total Current Assets	2,594,467	2,757,500

Property, Plant and Equipment	2,102,607	2,004,138
Less accumulated depreciation	1,130,256	1,090,400

Net Property, Plant and Equipment	972,351	913,738

Investments	282,291	162,069

Goodwill	165,288	158,533

Deferred Income Taxes	99,089	134,292

Investments in Unconsolidated Affiliates	72,640	62,241

Other Assets	246,283	223,113

TOTAL	$4,432,409	$4,411,486

McDERMOTT INTERNATIONAL, INC. CONDENSED CONSOLIDATED BALANCE SHEETS

LIABILITIES AND STOCKHOLDERS' EQUITY

	June 30,	December 31,
	2008	2007
	(Unaudited)
	(In thousands)

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Notes payable and current maturities of long-term debt	$6,692	$6,599
Accounts payable	481,014	455,659
Accrued employee benefits	283,057	343,812
Accrued liabilities – other	191,868	175,557
Accrued contract cost	93,906	93,281
Advance billings on contracts	1,219,977	1,463,223
Accrued warranty expense	106,634	101,330
Income taxes payable	61,479	57,071

Total Current Liabilities	2,444,627	2,696,532

Long-Term Debt	6,296	10,609

Accumulated Postretirement Benefit Obligation	92,586	96,253

Self-Insurance	89,827	82,525

Pension Liability	131,001	188,748

Other Liabilities	155,974	169,814

Commitments and Contingencies

Stockholders’ Equity:
Common stock, par value $1.00 per share, authorized 400,000,000 shares; issued 233,421,084 and 231,722,659 shares at June 30, 2008 and December 31, 2007, respectively	233,421	231,723
Capital in excess of par value	1,175,701	1,145,829
Retained earnings	436,018	135,289
Treasury stock at cost, 5,842,014 and 5,852,248 shares at June 30, 2008 and December 31, 2007, respectively	(63,045)	(63,903)
Accumulated other comprehensive loss	(269,997)	(281,933)

Total Stockholders’ Equity	1,512,098	1,167,005

TOTAL	$4,432,409	$4,411,486

McDERMOTT INTERNATIONAL, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	June 30,
	2008	2007
	(Unaudited)
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$300,729	$307,435
Non-cash items included in net income:
Depreciation and amortization	63,717	34,502
Income of investees, less dividends	(8,528)	(3,305)
Gains on asset disposals – net	(11,460)	(1,750)
Provision for deferred taxes	63,547	53,746
Amortization of pension and postretirement costs	20,266	23,783
Excess tax benefits from FAS 123(R) stock-based compensation	(3,388)	(20,319)
Other, net	21,193	12,133
Changes in assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable	(35,782)	(48,039)
Income tax receivable	(2,661)	270,368
Net contracts in progress and advance billings on contracts	(360,000)	269,807
Accounts payable	26,321	18,945
Income taxes	3,002	(23,120)
Accrued and other current liabilities	22,743	37,592
Pension liability, accumulated postretirement benefit obligation and accrued employee benefits	(122,638)	(68,988)
Other, net	(63,501)	(19,421)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(86,440)	843,369
CASH FLOWS FROM INVESTING ACTIVITIES:
(Increase) decrease in restricted cash and cash equivalents	(5,239)	19,842
Purchases of property, plant and equipment	(120,393)	(116,019)
Acquisition of Marine Mechanical Corporation, net of cash acquired	-	(70,950)
Net (increase) decrease in available-for-sale securities	(124,729)	5,551
Proceeds from asset disposals	12,013	2,531
Other, net	(2,048)	(954)
NET CASH USED IN INVESTING ACTIVITIES	(240,396)	(159,999)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of long-term debt	(4,525)	(255,501)
Issuance of common stock	7,467	9,576
Payment of debt issuance costs	(1,564)	-
Excess tax benefits from FAS 123(R) stock-based compensation	3,388	20,319
Other, net	-	4
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	4,766	(225,602)
EFFECTS OF EXCHANGE RATE CHANGES ON CASH	(683)	5,070
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(322,753)	462,838
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	1,001,394	600,843
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$678,641	$1,063,681

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest (net of amount capitalized)	$4,006	$17,790
Income taxes (net of refunds)	$43,981	$(237,470)

CONTACT:
McDermott Investor Relations & Corporate Communications
Jay Roueche, 281-870-5462
Vice President
jroueche@mcdermott.com
or
Robby Bellamy, 281-870-5165
Director
rbellamy@mcdermott.com